UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2021

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 9, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Industrial Motion Corp., a Delaware corporation (the “Company”), approved the 2021 compensation for the Company’s named executive officers (as identified in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 2020).  The Compensation Committee based its determinations of the 2021 compensation, in part, on a 2020 report by the Company’s compensation consultant, Frederic W. Cook & Co., which indicated that (i) executive officer base salaries were generally at or below median market levels and (ii) total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers generally approximates the median of peer group data.  The Compensation Committee’s determination of the 2021 salaries, target bonus and long-term incentive grants for the Company’s named executive officers remains consistent with the Compensation Committee’s philosophy to bring and maintain the compensation for the Company’s named executive officers in line with median market levels.

For the year 2021, the named executive officers will receive base salaries as set forth below.

Named Executive Officer	2020 Base Salary

Carl R. Christenson	$952,492	(1)
Christian Storch	$507,996	(1)
Glenn E. Deegan	$407,455	(1)
Craig Schuele	$328,080	(1)
Todd B. Patriacca	$291,039	(1)

(1)	Increase is effective as of January 1, 2021.

On February 9, 2021, the Compensation Committee issued grants of restricted stock units, stock options, and target performance shares to the named executive officers under the Company’s 2014 Omnibus Incentive Plan as set forth below.

	Restricted Stock Units
Named Executive Officer	Number Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	14,833	$881,055
Christian Storch	3,849	$228,598
Glenn E. Deegan	2,573	$152,796
Craig Schuele	1,381	$82,020
Todd B. Patriacca	980	$58,208

Stock Options
Named Executive Officer	Number Granted

Carl R. Christenson	59,331
Christian Storch	15,394
Glenn E. Deegan	10,290
Craig Schuele	5,524
Todd B. Patriacca	3,920

	Performance Shares
Named Executive Officer	Target Number Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	29,666	$1,762,110
Christian Storch	7,697	$457,196
Glenn E. Deegan	5,145	$305,591
Craig Schuele	2,762	$164,040
Todd B. Patriacca	1,960	$116,416

The restricted stock awards and stock option awards will vest in equal installments on August 15, 2021, August 15, 2022, August 15, 2023 and August 15, 2024.  The stock option awards expire on the tenth anniversary of the grant date.

The performance objective for the performance shares measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2021 and ending on December 31, 2023.  Award payouts for the performance shares are based on the percentile rank of the Company’s TSR compared to the TSR of peer group companies over the performance period.  Achievement of a relative TSR percentile rank at the 50th percentile results in an earned performance share award at 100% of target.   The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of a relative TSR percentile rank below the 25th percentile, and 150%, for achievement of a relative TSR percentile rank at or above the 75th percentile.

On February 9, 2021, the Compensation Committee of the Company also approved the 2021 target bonus percentage amounts for the named executive officers of the Company pursuant to the Company's Management Incentive Compensation Program.  The Compensation Committee established target bonus percentages for each of Carl R. Christenson, Christian Storch, Glenn E. Deegan, Craig Schuele and Todd Patriacca such that those executives may be entitled to receive a cash bonus equal to 110%, 70%, 60%, 50% and 50% of their 2021 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2021.  The Company's performance is based on achievement of certain targeted amounts of adjusted EBITDA, working capital management, core growth, and earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: February 16, 2021	By:	/S/ Glenn E. Deegan
Name: Glenn E. Deegan
Title: Executive Vice President, Legal and Human Resources, General Counsel and Secretary

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